EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

TriZetto Reports First Profitable Year, Topping Guidance With 2004 EPS of $0.18 and 45%

Year-Over-Year Increase in New Contract Bookings

NEWPORT BEACH, Calif. – February 11, 2005 – The TriZetto Group, Inc. (Nasdaq: TZIX), today reported its first full profitable year, earning $0.18 per share on revenue of $274.6 million, exceeding both revenue and earnings guidance. The company also announced that annual new contract bookings increased 45% over the prior year to $335 million.

“Record earnings for the fourth quarter and the achievement of our first profitable year reflect strong growth in component software sales, our exit from less profitable lines of business, the development and growth of a more strategic base of recurring revenue, and good control over our cost structure,” said TriZetto Chairman and CEO Jeff Margolis. “We are fortunate to have customers that comprise the most enduring payer franchise in the healthcare industry. Not only does TriZetto provide these customers with the most efficient and innovative solutions for today’s complex healthcare environment, but we are also strongly positioned to aggressively address their expanding opportunities in consumer directed healthcare, care management, managed Medicare and Medicaid, and direct electronic connectivity. These are the areas where we expect our customers to focus the majority of their discretionary I.T. spending.”

Financial Summary (millions except per share and DSO amounts)

	Quarter Ended Dec. 31, 2004	Change From Quarter Ended Sept. 30, 2004	Year Ended Dec. 31, 2004	Change From Year Ended Dec. 31, 2003
Revenue	$74.3	10.9%	$274.6	(5.4%)
Bookings	$58.8	(21.6)%	$335.3	44.5%
Backlog	$585.0	(0.3)%	$585.0	17.9%
Diluted EPS	$0.13	8.3%	$0.18	n.m.
EBITDA[1]	$14.2	8.4%	$35.8	45.5%
Free Cash Flow[2]	$9.0	36.4%	$16.8	n.m.
Cash Resources	$73.1	35.4%	$73.1	(4.2%)
Days Sales Outstanding (DSO)	66	1.5%	67	13.6%

n.m. = not measurable

Revenue

Fourth quarter revenue totaled $74.3 million versus $67.0 million in the third quarter of 2004, predominantly due to $5.3 million of additional consulting revenue and $1.7 million higher software maintenance fees. Outsourced services revenue was nominally higher than the third quarter as revenue from new hosting customers replaced revenue from business lines the company has exited. Software license fees remained strong in the fourth quarter, increasing $0.4 million over the record third quarter. Recurring revenue represented 51.7% of total revenue in the fourth quarter.

New Business Bookings

TriZetto signed 228 new customer contracts in the fourth quarter with a total value of $58.8 million, compared to $75.0 million in the third quarter of 2004 and $48.8 million in the year-ago quarter. Total bookings in 2004 were $335.3 million, up 45% from $232.0 million in 2003. Contract bookings comprise a mix of current and future period revenue and represent the expected minimum total revenue to be generated under each contract. New contract bookings will vary from one quarter to the next. Of the new fourth quarter contracts, 16 were outsourced services contracts (software hosting, business process management and other services) valued at $2.6 million; 48 were software license contracts valued at $41.4 million; and 164 were for consulting, implementation services, software customization and other services valued at $14.8 million.

The company continued to sell specialized component software in the fourth quarter, generating $18.5 million in bookings and $8.4 million in revenue. The quarter’s component software sales included NetworX Modeler,™ NetworX Pricer,™ Facets e2™ Workflow, DirectLink™ and CareAdvance™ Enterprise. TriZetto launched its component software strategy in 2003 to provide additional value to its customers and build supplemental revenue opportunities, which can also lessen reliance on the timing of large enterprise software sales. For the full year, component software contract bookings were $61.1 million, growing more than tenfold from $5.0 million in 2003. Component software revenue for the year was $23.4 million, approximately 10 times the $2.1 million generated in 2003.

Backlog

At December 31, 2004, the company’s total revenue backlog was approximately $585 million, compared to $587 million at the end of the third quarter and $496 million at the end of 2003. Twelve-month revenue backlog was approximately $173 million at December 31, 2004, compared to $171 million at the end of the third quarter and $170 million at the end of 2003. These metrics reflect the company’s strength in replacing lost revenue backlog stemming from the loss of a major customer contract and the exit of several business lines. This backlog was replaced with new business contracts, which are expected, on average, to yield higher margins than the lost backlog. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

Profitability

Fourth quarter net income was $6.4 million, or $0.13 per diluted share, compared to $6.0 million, or $0.12 per share, in the third quarter of 2004 and a loss of ($24.1) million, or ($0.52) per share in the year-ago quarter. EBITDA was $14.2 million compared to $13.1 million in the third quarter and $1.3 million a year ago.

Fourth quarter profitability reflected higher software license sales, the benefits of previous cost actions, and higher consulting utilization. At year-end, TriZetto had realized a total of $20 million of cost savings from actions initiated in the second quarter of 2004. Ongoing operations are expected to benefit from the lower cost structure in place at the end of 2004.

Free cash flow in 2004 was $16.8 million compared to ($5.3) million in 2003. TriZetto reports earnings in accordance with Generally Accepted Accounting Principles (GAAP), and additionally reports certain non-GAAP measures such as EBITDA and free cash flow, believing that these provide additional information for investors to evaluate the company’s financial performance. Definitions and reconciliations to GAAP of EBITDA and free cash flow are included in the attached financial schedules.

Cash Resources

Cash, restricted cash and short-term investments totaled $73.1 million at December 31, 2004 versus $54.0 million at the end of the third quarter. Cash benefited from the quarter’s mix of license sales and higher collections. During the quarter, the company also established a new, $50 million revolving credit facility with Wells Fargo Foothill. At December 31, 2004, the company had $38 million available on the facility. Capital expenditures in the fourth quarter were $4.8 million, totaling $17.1 million for the year, compared to the company’s guidance of $19 to $21 million. Days sales outstanding was 66.

2005 Outlook

For the full year 2005, TriZetto expects approximately $280 million in revenue, between $43 and $45 million of EBITDA, $20 to $24 million of free cash flow and $0.26 to $0.32 of EPS, on a diluted share count of approximately 45 million. This represents a 44% to 78% increase over 2004 EPS and a 19% to 43% increase in free cash flow. Capital expenditures in 2005 are expected to be between $18 and $20 million.

Primary share count at December 31, 2004 was approximately 42.2 million, following the company’s repurchase and placement into treasury of 5.5 million shares during the month of December. These shares were previously held by IMS Health Incorporated.

For the first quarter of 2005, the company expects revenue of approximately $62 to $67 million, between $8 and $10 million of EBITDA, and between $0.00 and $0.05 of EPS on a diluted share count of approximately 44 million.

Margolis added, “TriZetto is focused on growing free cash flow by increasing EBITDA at a long-term targeted rate approaching 30% per year, while maintaining capital spending at approximately our current rate. We project that organic revenue growth of 8 to 12% will be required to achieve these targets, depending on our mix of sales.”

The company is evaluating the timing and effects of adopting Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, which affects accounting for stock options and other forms of stock-based compensation. This revised statement was issued in December 2004 and is effective July 1, 2005. The company’s guidance for 2005 does not reflect the effect of applying the new accounting rules.

Conference Call

TriZetto will host a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today to discuss the quarter and year’s results. Investors may access the webcast through TriZetto’s web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s web site for 30 days following the call.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

TriZetto serves the payer market, which is comprised primarily of national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company offers a broad portfolio of information technology products, including software, services and consulting, tailored to the needs of healthcare payers. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s investor relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of February 11, 2005. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

# # #

Contacts:	Investors:	Media:
	Brad Samson	Audrey McDill
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mcdill@trizetto.com

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,
	2004	2003
Revenue
Recurring revenue	$38,419	$40,522
Non-recurring revenue	35,872	26,139

Total revenue	74,291	66,661

Cost of revenue
Recurring revenue	23,288	28,730
Non-recurring revenue	20,107	24,052

	43,395	52,782
Recurring revenue - loss on contracts	—	11,271
Non-recurring revenue - loss on contracts	(455)	3,680

Total cost of revenue	42,940	67,733

Gross profit	31,351	(1,072)

Operating expenses
Research and development	8,055	6,281
Selling, general and administrative	15,322	11,711
Amortization of other intangible assets	1,157	951
Restructuring & impairment charges	—	3,769

Total operating expenses	24,534	22,712

Income (loss) from operations	6,817	(23,784)
Interest income	177	197
Interest expense	(322)	(490)

Income (loss) before provision for income taxes	6,672	(24,077)
Provision for income taxes	(281)	—

Net income (loss)	$6,391	$(24,077)

Net income (loss) per share:
Basic	$0.14	$(0.52)

Diluted	$0.13	$(0.52)

Weighted average shares outstanding:
Basic	46,488	46,478

Diluted	47,995	46,478

Other financial data:
EBITDA (1)	$14,222	$1,333
Free cash flow (2)	$9,004	$(4,587)
12-month backlog (3)	$173,100	$170,000
Total backlog (3)	$585,000	$496,200

See footnote definitions on following page.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) to EBITDA and Free Cash Flow:

	Three Months Ended December 31,
	2004	2003
Net income (loss)	$6,391	$(24,077)

Amortization of deferred stock compensation	224	218
Operating depreciation and amortization	5,609	5,228
Amortization of other intangible assets	1,157	951
Loss on contracts, net	(455)	14,951
Restructuring, impairment & other charges	870	3,769
Interest expense, net	145	293
Provision for income taxes	281	—

	7,831	25,410

EBITDA (1)	14,222	1,333

Interest expense, net	(145)	(293)
Provision for income taxes	(281)	—
Capital expenditures	(4,792)	(5,627)

Free cash flow (2)	$9,004	$(4,587)

(1)	The company defines EBITDA as net income (loss) before interest, taxes, depreciation and amortization, restructuring and related impairment charges, one-time provisions for expected future contractual losses and other non-recurring events, amortization of deferred stock compensation and intangible assets, and impairment charges. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) nor construed as an indicator of operating performance or as a measure of liquidity.

(2)	The company defines free cash flow as EBITDA less interest expense (income), tax provision (benefit) and capital expenditures. Other companies may calculate free cash flow differently. Free cash flow is a non-GAAP measure of profitability, which management believes provides additional information for investors to evaluate the company’s financial performance. Free cash flow should not be considered in isolation or as an alternative to net income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) nor construed as an indicator of operating performance or as a measure of liquidity.

(3)	Total backlog is defined as the revenue we expect to generate in future periods from existing customer contracts. Our 12-month backlog is defined as the revenue we expect to generate from existing customer contracts over the next 12 months. Most of the revenue in our backlog is derived from multi-year recurring revenue contracts (including software hosting, business process outsourcing, IT outsourcing and software maintenance). For purposes of calculating our backlog and based upon our previous experience, we assume software maintenance contracts will be renewed for a period of up to five years. We classify revenue from software license and consulting contracts as non-recurring. Such revenue is included in the backlog when the revenue from such software license or consulting contract will be recognized over a period exceeding 12 months.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands)

	Three Months Ended December 31,
	2004	2003
Revenue
Recurring revenue	$38,419	$40,522
Non-recurring revenue	35,872	26,139

Total revenue	74,291	66,661

Cost of revenue
Recurring revenue	20,595	25,777
Non-recurring revenue	19,032	23,070

Total cost of revenue	39,627	48,847
Gross profit	34,664	17,814

Operating expenses
Research and development	7,183	5,739
Selling, general and administrative	13,259	10,742

	20,442	16,481
EBITDA	14,222	1,333
Amortization of deferred stock compensation	224	218
Operating depreciation and amortization	5,609	5,228
Amortization of other intangible assets	1,157	951
Loss on contracts, net	(455)	14,951
Restructuring, impairment & other charges	870	3,769

	7,405	25,117

Income (loss) from operations	6,817	(23,784)
Interest income	177	197
Interest expense	(322)	(490)

Income (loss) before provision for income taxes	6,672	(24,077)
Provision for income taxes	(281)	—

Net income (loss)	$6,391	$(24,077)

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2004	2003
Revenues
Recurring revenue	$158,981	$160,973
Non-recurring revenue	115,584	129,356

Total revenues	274,565	290,329

Cost of revenues
Recurring revenue	107,825	115,812
Non-recurring revenue	63,126	93,244

	170,951	209,056

Recurring revenue - loss on contracts	(5,886)	11,271
Non-recurring revenue - loss on contracts	4,533	3,680

	(1,353)	14,951

Total cost of revenues	169,598	224,007

Gross profit	104,967	66,322

Operating expenses
Research and development	30,398	24,823
Selling, general and administrative	59,980	52,138
Amortization of other intangible assets	4,244	10,908
Restructuring & impairment charges	—	3,769

Total operating expenses	94,622	91,638

Income (loss) from operations	10,345	(25,316)
Interest income	583	970
Interest expense	(1,369)	(2,005)

Income (loss) before provision for income taxes	9,559	(26,351)

Provision for income taxes	(1,101)	(1,124)

Net income (loss)	$8,458	$(27,475)

Net income (loss) per share:
Basic	$0.18	$(0.60)

Diluted	$0.18	$(0.60)

Weighted average shares outstanding:
Basic	46,794	46,170

Diluted	48,157	46,170

Other financial data:
EBITDA (1)	$35,806	$24,558
Free cash flow (2)	$16,823	$(5,290)
12-month backlog (3)	$173,100	$170,000
Total backlog (3)	$585,000	$496,200

See footnote definitions on following page.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) to EBITDA and Free Cash Flow:

	Twelve Months Ended December 31,
	2004	2003
Net income (loss)	$8,458	$(27,475)

Amortization of deferred stock compensation	594	1,839
Operating depreciation and amortization	21,106	18,407
Amortization of other intangible assets	4,244	10,908
Loss on contracts, net	(1,353)	14,951
Restructuring, impairment & other charges	870	3,769
Interest expense, net	786	1,035
Provision for income taxes	1,101	1,124

	27,348	52,033
EBITDA (1)	35,806	24,558

Interest expense, net	(786)	(1,035)
Provision for income taxes	(1,101)	(1,124)
Capital expenditures	(17,096)	(27,689)

Free cash flow (2)	$16,823	$(5,290)

(1)	The company defines EBITDA as net income (loss) before interest, taxes, depreciation and amortization, restructuring and related impairment charges, one-time provisions for expected future contractual losses and other non-recurring events, amortization of deferred stock compensation and intangible assets, and impairment charges. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) nor construed as an indicator of operating performance or as a measure of liquidity.

(2)	The company defines free cash flow as EBITDA less interest expense (income), tax provision (benefit) and capital expenditures. Other companies may calculate free cash flow differently. Free cash flow is a non-GAAP measure of profitability, which management believes provides additional information for investors to evaluate the company’s financial performance. Free cash flow should not be considered in isolation or as an alternative to net income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) nor construed as an indicator of operating performance or as a measure of liquidity.

(3)	Total backlog is defined as the revenue we expect to generate in future periods from existing customer contracts. Our 12-month backlog is defined as the revenue we expect to generate from existing customer contracts over the next 12 months. Most of the revenue in our backlog is derived from multi-year recurring revenue contracts (including software hosting, business process outsourcing, IT outsourcing and software maintenance). For purposes of calculating our backlog and based upon our previous experience, we assume software maintenance contracts will be renewed for a period of up to five years. We classify revenue from software license and consulting contracts as non-recurring. Such revenue is included in the backlog when the revenue from such software license or consulting contract will be recognized over a period exceeding 12 months.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands)

	Twelve Months Ended December 31,
	2004	2003
Revenues
Recurring revenue	$158,981	$160,973
Non-recurring revenue	115,584	129,356

Total revenues	274,565	290,329

Cost of revenues
Recurring revenue	97,797	104,609
Non-recurring revenue	59,125	89,910

Total cost of revenues	156,922	194,519

Gross profit	117,643	95,810

Operating expenses
Research and development	27,120	23,258
Selling, general and administrative	54,717	47,994

	81,837	71,252
EBITDA	35,806	24,558
Amortization of deferred stock compensation	594	1,839
Operating depreciation and amortization	21,106	18,407
Amortization of other intangible assets	4,244	10,908
Loss on contracts, net	(1,353)	14,951
Restructuring, impairment & other charges	870	3,769

	25,461	49,874

Income (loss) from operations	10,345	(25,316)

Interest income	583	970
Interest expense	(1,369)	(2,005)

Income (loss) before provision for income taxes	9,559	(26,351)

Provision for income taxes	(1,101)	(1,124)

Net income (loss)	$8,458	$(27,475)

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$70,489	$56,026
Short-term investments	1,203	18,843
Restricted cash	1,455	1,478
Accounts receivable, net	52,483	37,349
Prepaid expenses and other current assets	7,964	7,592

Total current assets	133,594	121,288
Property and equipment, net	31,466	41,124
Capitalized software products, net	27,902	25,479
Other intangible assets, net	5,097	6,040
Goodwill	39,201	37,579
Other assets	2,624	1,798

Total assets	$239,884	$233,308

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term notes payable and line of credit	$39,600	$29,742
Capital lease obligations	4,186	5,178
Accounts payable	13,019	11,483
Accrued liabilities	37,585	33,379
Deferred revenue	39,520	23,422

Total current liabilities	133,910	103,204
Long-term notes payable and line of credit	12,000	2,138
Capital lease obligations	1,838	5,017
Deferred revenue	1,882	832
Other long-term obligations	3,321	8,594

Total liabilities	152,951	119,785

Common stock	42	47
Additional paid-in capital	369,669	402,702
Deferred stock compensation	(2,873)	(863)
Accumulated deficit	(279,905)	(288,363)

Total stockholders’ equity	86,933	113,523

Total liabilities and stockholders’ equity	$239,884	$233,308